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As Filed with the Securities and Exchange Commission on August 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SLM CORPORATION
(Formerly known as USA Education, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	52-2013874
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

11600 Sallie Mae Drive
Reston, VA 20193
(703) 810-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marianne M. Keler, Esq.
Executive Vice President and General Counsel
SLM Corporation
11600 Sallie Mae Drive
Reston, VA 20193
(703) 810-3000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Diana De Brito, Esq.
Cadwalader, Wickersham & Taft
1201 F Street, N.W.
Washington D.C. 20004
(202) 862-2400

          Approximate Date of Commencement of Proposed Sale to the Public: From Time to Time After This Registration Statement Becomes Effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ File No. 333-63164

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities Proposed to Be Registered(2)	Amount to Be Registered(1)	Proposed Maximum Offering Price	Amount of Registration Fee

Debt Securities(3), Common Stock, $0.20 par value per share(4), Preferred Stock, no par value, and Warrants	$102,000,000	$102,000,000(5)(6)(7)(8)	$9,384.00

(1)
The amount of securities being registered represents 20% of $510,000,000 aggregate principal amount of securities registered by the Registrant under Registration Statement No. 333-63164 and not previously sold.

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
The Debt Securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities or any combination thereof, as more fully described herein.

(4)
Common Stock is registered primarily for the purpose of allowing flexibility to make sales of Common Stock in connection with the settlement of privately negotiated equity forward contracts. Common Stock may also be issued upon conversion, exercise or exchange of any Debt Securities, Preferred Stock or Warrants.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(6)
No separate consideration will be received for Debt Securities, Common Stock or Preferred Stock that are issued upon the conversion of Debt Securities or Preferred Stock.

(7)
In U.S. Dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

(8)
Also includes such additional principal amount as may be necessary such that, if Debt Securities are issued with an original issue discount, the aggregate initial offering price of all Debt Securities will equal $102,000,000 less the dollar amount of other securities previously issued.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION IV OF FORM S-3.

          The contents of Registration Statement No. 333-63164 are incorporated by reference into this Registration Statement. Pursuant to General Instruction IV of Form S-3 and Rule 462(b)(3) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement is part of Registration Statement No. 333-63164 as of the date of the filing of this Registration Statement.

INDEPENDENT PUBLIC ACCOUNTANTS

        The financial statements (other than the interim financial information contained in any Form 10-Q Report incorporated by reference in this prospectus) and schedules included in this prospectus and registration statement (incorporated by reference) have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. On May 7, 2002, our board of directors decided no longer to engage Arthur Andersen LLP as our independent public accountants. We have retained PricewaterhouseCoopers LLP as our independent public accountants.

        We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the inclusion of their report in this prospectus. Therefore, you will not be able to sue Arthur Andersen under Section 11 of the Securities Act and your right of recovery under that section for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen and incorporated by reference or any omissions to state a material fact required to be stated therein may be limited.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description of Document
*5.1	Opinion of Marianne M. Keler, Esq.
*23.1	Consent of Marianne M. Keler, Esq. (included in Exhibit 5.1 to this Registration Statement)

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SLM Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Virginia on August 20, 2002.

SLM CORPORATION
/S/ ALBERT L. LORD*
By:	Albert L. Lord
Its:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD A. FOX* Edward A. Fox	Chairman of the Board of Directors	August 20, 2002
/s/ ALBERT L. LORD* Albert L. Lord	Chief Executive Officer (principal executive officer)	August 20, 2002
/s/ JOHN F. REMONDI* John F. Remondi	Senior Vice President and Treasurer (principal financial and accounting officer)	August 20, 2002
/s/ CHARLES L. DALEY* Charles L. Daley	Director	August 20, 2002
/s/ WILLIAM M. DIEFENDERFER* William M. Diefenderfer	Director	August 20, 2002
/s/ THOMAS J. FITZPATRICK Thomas J. Fitzpatrick	Director	August 20, 2002
/s/ DIANE S. GILLELAND Diane S. Gilleland	Director	August 20, 2002
/s/ EARL A. GOODE Earl A. Goode	Director	August 20, 2002
/s/ ANN TORRE GRANT* Ann Torre Grant	Director	August 20, 2002
/s/ RONALD F. HUNT* Ronald F. Hunt	Director	August 20, 2002
/s/ BENJAMIN J. LAMBERT, III* Benjamin J. Lambert, III	Director	August 20, 2002
/s/ BARRY A. MUNITZ* Barry A. Munitz	Director	August 20, 2002

/s/ A. ALEXANDER PORTER* A. Alexander Porter	Director	August 20, 2002
/s/ WOLFGANG SCHOELLKOPF* Wolfgang Schoellkopf	Director	August 20, 2002
/s/ STEVEN L. SHAPIRO* Steven L. Shapiro	Director	August 20, 2002
Barry L. Williams	Director
*By:	/s/ MARY F. EURE Mary F. Eure Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document
*5.1	Opinion of Marianne M. Keler, Esq.
*23.1	Consent of Marianne M. Keler, Esq. (included in Exhibit 5.1 to this Registration Statement)

*
Filed herewith.

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INDEPENDENT PUBLIC ACCOUNTANTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX